
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Graham L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                       4,090,503
<SECURITIES>                                         0
<RECEIVABLES>                                2,091,992<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               6,123,087<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 6,123,087<F3>
<SALES>                                              0
<TOTAL-REVENUES>                              (317,134)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                32,724
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (349,858)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (349,858)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (349,858)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $2,077,085 and interest receivable of $14,907.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(59,408).
<F3>Liabilities include accrued management fee of $7,272 and accrued brokerage fees of $25,452.
<F4>Total revenues include realized trading revenue of $(272,633), net change in unrealized of $(159,408) and interest income of $14,907.

